                                                                       SELECTED RATIOS

                                                   HISTORICAL                                  SUPPLEMENTAL
                                       ----------------------------------------- ------------------------------------------
PRO FORMA COMBINED:                                                      Six                                       Six
                                                                        Months                                    Months
                                                                        Ended                                     Ended
                                             Year Ended December 31,   June 30,        Year Ended December 31,   June 30,
                                       ----------------------------------------- ------------------------------------------
                                            1994       1995     1996       1997       1994       1995      1996      1997
                                       ----------------------------------------- ------------------------------------------
Fixed Charges:
    Interest expense                         414        856   23,026     15,342        414        856    18,256     8,322
    Rental expense                           623        750    2,066      1,145        623        750     2,066     1,145
                                       ----------------------------------------- ------------------------------------------
    Total Fixed Charges                    1,037      1,606   25,092     16,487      1,037      1,606    20,321     9,467
                                       ========================================= ==========================================
    Preferred Stock Dividends                478        398    2,366      2,299        478        398     2,366     2,299
                                       ----------------------------------------- ------------------------------------------
    Total Combined Fixed Charges and
        Preferred Stock Dividends          1,515      2,004   27,458     18,786      1,515      2,004    22,687    11,766
                                       ========================================= ==========================================
Earnings:
    Income before provision
        for income taxes                  11,154     19,004   24,888       (726)    11,154     19,004    32,910     8,439
    Equity in loss of affiliate                -      1,752    3,327        186          -      1,752     3,927       186
    Minority Interest in net loss of
        subsidiaries                         128          -        -          -        128          -         -         -
    Fixed Charges per above                1,037      1,606   25,092     16,487      1,037      1,606    20,321     9,467
                                       ----------------------------------------  ------------------------------------------
    Earnings before Fixed Charges         12,319     22,362   53,917     15,947     12,319     22,362    57,159    18,092
                                       ----------------------------------------  ------------------------------------------
Ratio of Earnings to Fixed Charges (2)      11.9x      13.9x     2.1x       1.0x      11.9x      13.9x      2.8x      1.9x
                                       ========================================  ==========================================
Ratio of Earnigs to Combine Fixed
    Charges and Preferred Stock
    Dividends (2)                            8.1x      11.2x     2.0x       0.8x       8.1x      11.2x      2.5x      1.5x
                                       ========================================  ==========================================

                                                                   Historical
                                       ---------------------------------------------------------------
                                                                                            Six Months
                                                                                               Ended
                                                      Year Ended December 31,                 June 30,
                                       ---------------------------------------------------------------
                                             1992       1993      1994     1995       1996        1997
                                       ---------------------------------------------------------------
TEL-SAVE:
 Fixed Charges:
    Interest expense (1)                       2          2        55       179        138        862
    Rental expense                             1          4        10        24         55          9
                                       --------------------------------------------------------------
    Total Fixed Charges                        3          6        65       203        193        871
                                       ==============================================================
    Preferred Stock Dividends                  -          -         -         -          -          -
                                       --------------------------------------------------------------
    Total Combined Fixed Charges and
        Preferred  Stock Dividends             3          6        65       203        193        871
                                       ==============================================================
Earnings:
    Income before provision
        for income taxes                   1,421      3,272     9,355    18,032     32,373       (714)
    Equity in loss of affiliate                -          -         -         -          -          -
    Minority interest in net loss of
        subsidiaries                           -          -         -         -          -          -
    Fixed Charges per above                    3          6        65       203        193        871
                                       ---------------------------------------------------------------
    Earnings before Fixed Charges          1,424      3,278     9,420    18,235     32,566        157
                                       ---------------------------------------------------------------

Ratio of Earnings to Fixed Charges(2)      517.0x     530.5x    144.1x     89.8x     168.9x       0.2x
                                       ===============================================================
Ratio of Earnings to Combined Fixed
    Charges and Preferred Stock
    Dividends (2)                          517.0x     530.5x    144.1x     89.8x     168.9x       0.2x
                                       ===============================================================
STF:
Fixed Charges:
    Interest expense                         290        438       359       677     22,888     14,480
    Rental expense                           553        561       612       726      2,011      1,136
                                       --------------------------------------------------------------
    Total Fixed Charges                      843        999       971     1,403     24,899     15,616
                                       ==============================================================
    Preferred Stock Dividends                335        345       478       398      2,366      2,299
                                       --------------------------------------------------------------
    Total Combinerd Fixed Charges and
        Preferred Stock Dividends          1,178      1,344     1,449     1,801     27,265     17,915
                                       ==============================================================
Earnings:
    Income (loss) before provision
        for income taxes                 (1,032)        290     1,799       972     (8,666)       (12)
    Equity in loss of affiliate               -           -         -     1,752      3,927        186
    Minority interest in net loss of
        subsidiaries                         37          82       128         -          -         -
    Fixed Charges per above                 843         999       971     1,403     24,899     15,616
                                       --------------------------------------------------------------
    Earnings before Fixed Charges          (152)      1,371     2,898     4,127     20,160     15,790
                                       --------------------------------------------------------------
Ratio of Earnings to Fixed Charges(2)      (0.2)x       1.4x      3.0x      2.9x       0.8x       1.0x
                                       ==============================================================
Ratio of Earnings to Combined Fixed
    Charges and Preferred Stock
    Dividends (2)                          (0.1)x       1.0x      2.0x      2.3x       0.7x       0.9x
                                       ===============================================================

----------
(1) Classified as Investment and other income, net in the Statements of Operations for all periods presented.

(2) Calculation of ratios may differ slightly from amounts shown due to rounding.